UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

ESTATE COFFEE HOLDINGS CORP.
(Name of Registrant as Specified in its Charter)

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Estate Coffee Holdings Corp.
201 Portage Avenue
Canwest Place, Suite 1680
Winnipeg, Manitoba, Canada
 R3B 3K6

INFORMATION STATEMENT

This Information Statement (this “Information Statement”) is being furnished to all holders of shares of Common Stock, par value $0.001 per share (“Common Stock”) of record at the close of business on September 13, 2010 (collectively, the “Stockholders”) of Estate Coffee Holdings Corp., a Nevada corporation (the “Company”), with respect to certain corporate actions of the Company.  This Information Statement is first being provided to the Stockholders on or about September 29, 2010.

The corporate action involves one (1) proposal (the “Proposal”) providing for the following:

1.	To approve the change of name of the Company from Estate Coffee Holdings Corp. to Fresh Traffic Group, Inc.

Only the Stockholders of record at the close of business on September 13, 2010 are entitled to notice of the proposal.  Consenting Stockholders who collectively hold a majority of the Company’s shares of voting common stock entitled to vote on the Proposal have voted in favor of the Proposal.  As a result, the Proposal has been approved without the affirmative vote of any other Stockholders of the Company.

The entire costs of furnishing this Information Statement will be borne by us.   This Information Statement is being mailed on or about September 29, 2010 to shareholders of record on September 13th, 2010.

BY ORDER OF THE BOARD OF DIRECTORS OF
ESTATE COFFEE HOLDINGS CORP.

/s/ Errol Gillespie
Errol Gillespie
President

INFORMATION STATEMENT

This Information Statement contains information related to certain corporate actions of Estate Coffee Holdings Corp., a Nevada corporation (the “Company”), and is expected to be mailed on or about September 29, 2010 to all holders of shares of Common Stock, par value $0.001 (the “Stockholders”) of record at the close of business on September 13, 2010.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, to notify the Stockholders, as of the close of business on September 13, 2010 (the “Record Date”), of the corporate actions to be  taken pursuant to the written consent of a majority of our  common stockholders.

Specifically, holders of our Common Stock holding a majority (50.15%) have consented as of the Record Date to approve the change of name of the Company from Estate Coffee Holdings Corp. to Fresh Traffic Group Inc., which action is expected to take place on October 20, 2010.

WHO IS ENTITLED TO NOTICE?

While the actions have been approved by a majority of our outstanding shares in accordance with Nevada Corporate Law, the rules of the Securities and Exchange Commission provide that the above actions cannot take effect until at least 20 days after this information statement has first been sent to our shareholders.   We anticipate that the actions contemplated hereby will be effected on or about the close of business on October 20, 2010.

All holders of shares of Common Stock on the close of business on the Record Date are entitled to notice of the matter voted upon by the written consent of the consenting stockholders.

Because the holders of a majority of the collective voting rights of the Common Stock voted in favor of the Proposals, no action by the remaining stockholders in connection with the Proposal set forth herein is required.

WHAT CORPORATE MATTER HAVE THE CONSENTING STOCKHOLDERS VOTED FOR?

On September 9th, 2010, the sole member of the Board of Directors adopted a resolution approving the Proposal.

 The consenting stockholders holding a majority of the total issued and outstanding common shares of the Company effective September 13, 2010 have voted by written consent for the approval and ratification of the Board of Directors Proposal described in this Information Statement.

As of the Record Date there were a total of 26, 100,000 common shares of the Company issued and outstanding of  which a total of 13,088,351 shares or 50.15% have voted to approve the change of name of the Company from Estate Coffee Holdings Corp. to Fresh Traffic Group Inc.

PRINCIPAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of September 13, 2010 by: (i) each person (including any group) known to us to own more than five percent (5%) of our common stock, (ii) our directors, and our named executive officers.

Title of Series	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Errol Gillespie Chief Executive Officer, President, Secretary-Treasurer and Director 6122 Little Foxes Run Columbia MD 21045	0.00	0.00%
Common Stock	All Directors and Executive Officers as a Group (1 person)	0.00	0.00%
Common Stock	Vicki Barlow #403, 3412 Parkdale Blvd NW Calgary, Alberta Canada T2N 3T4	1,800,000	6.90%
Common Stock	Buccaneer Holdings Inc. Cor 12 Baymen Ave and Calle Al mar Belize City, Belize	1,575,000	6.03%

1.	Based on 26,100,000 shares of Common Stock issued and outstanding as of September 13, 2010.

As of September 13, 2010, our sole director and officer did not hold any shares of our common stock.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer and director and his age and titles as of September 13th, 2010 are as follows:

Name of Director	Age	Position
Errol Gillespie	46	Chief Executive Officer, President, Secretary-Treasurer and a Director

ERROL GILLESPIE: Mr. Gillespie was appointed a director of the Company on April 28, 2010 and Chief Executive Officer, President and Secretary-Treasurer on July 26, 2010.  Mr. Gillespie is a native of the Jamaican Blue Mountain region and has extensive background in coffee farming and distribution.  Mr. Gillespie has been employed since April of 2005 with Maines Paper and Food Services working in transportation and logistics.  He has been on a leave of absence from Maines since August of 2009.  During his leave of absence he has been president of Jamaica Estate Coffee Holdings Ltd., a private company incorporated in Jamaica.  He has held this position since August of 2009.  Mr. Gillespie graduated from Elim Agricultural School in 1984 with a Bachelor of Science in Agriculture Science.
The Company does not have any promoters or control persons.

TERM OF OFFICE

Members of our Board of Directors are appointed to hold office until the next annual meeting of our stockholders or until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the provisions of the Nevada Revised Statutes.  Our officers are appointed by our Board of Directors and hold office until removed by the board or until he or she presents the Board with an executed resignation.

SIGNIFICANT EMPLOYEES

We have no significant employees, other than our executive officer.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors.

AUDIT COMMITTEE FINANCIAL EXPERT

Not applicable, as we do not presently have an audit committee.

DIRECTOR INDEPENDENCE

Quotations for our Common Stock are entered on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements.  For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 4200 (a) (15).  Under NASDAQ Rule 4200 (a) (15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation.  Our sole director is also the sole executive officer of the Company.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

We did not pay any compensation to our executive officers and directors during the fiscal year ended August 31, 2010.
Subsequent to the fiscal year ended August 31, 2010, we did not pay any compensation to our executive officers and directors.

EMPLOYMENT CONTRACTS

We have no employment contracts, termination of employment or change-in-control arrangements with our executive officer.

DESCRIPTION OF SECURITIES

The current authorized capital stock of our Company consists of Six Hundred Seventy-Five Million (675,000,000) shares of Common Stock, par value $0.001 per share.  No shares of Common Stock have been issued since September 13, 2010.  The following description is a summary of the capital stock of our Company and contains the material terms of our voting capital stock.  Additional information can be found in our Articles of Incorporation and our Bylaws.

COMMON STOCK

On September 13, 2010 (the “Record Date”), there were 26,100,000 shares of Common Stock issued and outstanding.  Each share of Common Stock entitles the holder to one (1) vote on each matter submitted to a vote of our stockholders, including the election of Directors.  There is no cumulative voting.  The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board.  Common Stock holders have no preemptive, conversion or other subscription rights.  There are no redemption or sinking fund provisions related to the Common Stock.  In the event of liquidation, dissolution or winding up of the Company, our Common Stock holders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

OPTIONS

No options are outstanding as of the date of this Information Statement.

WARRANTS

No warrants are outstanding as of the date of this Information Statement.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION, BYLAWS AND NEVADA LAW

AUTHORIZED AND UNISSUED STOCK

The authorized but unissued shares of our Common Stock are available for future issuance without the approval of our stockholders.  These additional shares may be utilized for a variety of purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans.  The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to our stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Board.  A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

NEVADA ANTI-TAKEOVER LAWS

Nevada Revised Statutes (“NRS”) Sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our Articles of Incorporation and Bylaws do not state that these provisions do not apply.
The state creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by settling down certain rules of conduct and voting restrictions in any acquisition attempt, among other things.  The restrictions on the acquisition of controlling interests contained in NRS Sections 78.378 to 78.3793 apply only to a Nevada corporation that:
(a)	Has 200 stockholders of record (at least 100 of who have address in the State of Nevada appearing on the stock ledgers of the Corporation); and
(b)	Does business in the State of Nevada, either directly or through an affiliated corporation.
Currently, we have more than 200 stockholders of record,  however we do not have 100 stockholders that have an address in the State of Nevada.  Furthermore, we do not conduct business in the State of Nevada and we do not intend to conduct business in the State of Nevada in the near future.  Accordingly, the anti-takeover provisions contained in NRS Sections 78.378 to 78.3793 do not apply to us, and are not likely to apply to us in the foreseeable future.

TRANSFER AGENT AND REGISTRAR

Holladay Stock Transfer, Inc. is the transfer agent and registrar of our Common Stock.  Their address is 2939 North 67th Place, Scottsdale AZ 85251 and their telephone number is (480) 481-3940.

INTERESTS OF CERTAIN PERSONS IN OPPOSITION TO THE MATTER TO BE ACTED UPON
(a)	No officer or Director of the Company has any substantial interest in the matter to be acted upon, other than his role as an officer or Director of the Company.
(b)	No Director in good standing with the Company has informed the Company that he intends to oppose the actions to be taken by the Company as set forth in this Information Statement.

ADDITIONAL INFORMATION

Additional information concerning Estate Coffee Holdings Corp., including its annual and quarterly reports filed with the SEC, may be accessed through the SEC’s EDGAR archives at http://www.sec.gov.

PROPOSAL – CHANGE OF NAME

The Company’s Board proposes to change the name of the Company from Estate Coffee Holdings Corp. to Fresh Traffic Group Inc.

PURPOSE OF THE CHANGE OF NAME

The Company is presently engaged in the wholesale import and distribution of coffee.  Operations for this business are handled through Estate Coffee Holdings Ltd., a wholly owned subsidiary of the Company.  While we will continue to make this line of business a part of our business plan, the change of name will reflect the Company’s recent diversification by way of a letter of intent to acquire Fresh Traffic Group Corp., a company incorporated pursuant to the laws of Manitoba, as a wholly owned subsidiary of the Company.  The Company believes that the new name, Fresh Traffic Group Inc., is appropriate to identify our intended wider range of products and services as Fresh Traffic Group Corp. is an operating company generating substantially more revenues than Estate Coffee Holdings Corp.

POTENTIAL EFFECTS OF THE CHANGE OF NAME

The Company does not believe that there are any potential effects with respect to the change of name other than the Company must obtain a new CUSIP number from the CUSIP Service Bureau and a new trading symbol from FINRA.

SUMMARY OF ADVANTAGES AND DISADVANTAGES

There are certain advantages to the Change of Name.  The advantages include
•	To better identify the business plan and future operations of the primary business of the Company.

There are no apparent disadvantages for the Change of Name.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The sole member of the Board of Directors unanimously recommended a vote “FOR” the approval to effectuate a change of name of the Company from Estate Coffee Holdings Corp. to Fresh Traffic Group Inc.

NO VOTING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes with regard to the proposal to effectuate a Change of Name.  Shareholders holding a majority of the total issued and outstanding shares of the Company have voted in favor of this Proposal and these consenting stockholders have sufficient shares to approve the Proposal.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one (1) Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders.  The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered.  A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 201 Portage Avenue, Canwest Place, Suite 1680, Winnipeg, MB R3B 3K6; or by calling the Company at (876) 428-4309 and requesting a copy of the Information Statement.  A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future Information Statements and annual reports.

By Order of the Board of Directors
s/ Errol Gillespie
President, Director and Chief Executive Officer

Dated:  September 27th, 2010

 Exhibit A
Form of Articles of Amendment

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website:  www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY – DO NOT HIGHLIGHT                                                                                                                                ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390-After Issuance of Stock)

1.      Name of corporation:
ESTATE COFFEE HOLDINGS CORP.

2.      The articles have been amended as follows:  (provide article numbers, if available)
Article 1. Name of Corporation: Fresh Traffic Group Inc.

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporate have voted in favor of the amendment is:  50.15%

October 20, 2010
4.      Effective date of filing (optional):

5.      Signature: (required)
PRESIDENT

X    /s/ Errol Gillespie                                                                                                         President
Signature of Officer                                                                                                           Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restriction on the voting power thereof.

IMPORTANT:                                Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised:3-6-09